Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES SECOND QUARTER 2017 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, August 9, 2017 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, August 8, 2017 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the second quarter ended June 30, 2017.

SECOND QUARTER 2017 HIGHLIGHTS

▪	$0.31 per share common dividend declared.

▪	GAAP net income of $20.7 million, or $0.49 per basic and diluted share.

▪	Core earnings plus drop income of $13.3 million, or $0.32 per basic and diluted share.[1,2]

▪	2.25% annualized net interest margin on our investment portfolio.[1,4]

▪	Constant prepayment rate ("CPR") on the Company’s Agency RMBS portfolio of 9.9% for the quarter.

▪	$10.64 per share net book value as of June 30, 2017, net of second quarter common dividend.

▪	Economic return on book value was 4.8%[1,3] for the quarter.

▪	6.3x(5) leverage as of June 30, 2017.

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statements of operations, but is not included in core earnings. Drop income was approximately $0.7 million for the three months ended June 30, 2017.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.
5. Leverage was 5.8x when adjusted for $202.9 million of repurchase agreement repayments related to securities that were sold on June 28, 2017 but settled in July 2017.

MANAGEMENT COMMENTARY

“I am very pleased to report that we delivered another quarter of strong economic return on book value of 4.8% for the second quarter, bringing our economic return for the first half of 2017 to 9.6%,” said Jennifer Murphy, Chief Executive Officer of the Company. “In addition, core earnings plus drop income increased 28.0% from the first quarter, to $0.32 per share as the combination of our repositioned portfolio and our simplified hedge book enabled us to increase our net interest margin and lower our operating expenses. Our second quarter dividend remained stable at $0.31 per share for the fifth quarter in a row, which reflects our commitment to our long-term goal of generating a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and potential appreciation in the value of our portfolio.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “Our solid performance for both the first and second quarters is a result of a shift in our asset composition and our ongoing focus on achieving operating efficiencies. Our second quarter performance was driven by contributions across our holdings and reflects the benefit of our strategy of investing in a diversified portfolio in a number of sub-sectors of the mortgage market. During the quarter, we continued to benefit from spread tightening on the credit portion of our portfolio, which helped support an increase in our book value to $10.64 or 1.8%, at June 30, 2017. Also, despite the expected fed funds rate increase, our effective borrowing costs declined, primarily due to lower hedging costs resulting from our reconfigured hedge book.”

“Our current expectations are for a continuing moderate pace of economic growth and an improving global backdrop combined with a low inflation environment, both in the U.S. and abroad. We believe that a balanced portfolio consisting of Agency CMBS, Agency RMBS and credit-sensitive investments continues to be appropriate and in our opinion, positions us well to continue to generate attractive risk-adjusted total economic returns for our shareholders,” Mr. Agarwal concluded.

SECOND QUARTER 2017 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	June 30, 2017	March 31, 2017

Net Interest Income	$19,648	$19,693
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(2,488)	21,258
Other than temporary impairment	(6,579)	(6,097)
Unrealized gain (loss), net	35,017	(5,140)
Gain (loss) on derivative instruments, net	(18,555)	(4,697)
Other, net	222	403
Other Income (loss)	7,617	5,727
Total Expenses	4,466	4,866
Income (loss) before income taxes	22,799	20,554
Income tax provision	2,115	312
Net income (loss)	$20,684	$20,242

Net income (loss) per Common Share – Basic/Diluted	$0.49	$0.48
Non-GAAP Results
Core earnings plus drop income(1)	$13,290	$10,281
Core earnings plus drop income per Common Share – Basic/Diluted	0.32	0.25
Weighted average yield(2)	4.13%	4.39%
Effective cost of funds(3)	2.17%	2.81%
Annualized net interest margin(2)(3)	2.25%	2.01%
Annualized CPR on Agency RMBS	9.9%	10.5%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

PORTFOLIO COMPOSITION

As of June 30, 2017, the Company owned an aggregate investment portfolio totaling $2.9 billion. The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2017:

Investment Portfolio (dollars in thousands)	Coupon	Principal Balance	Amortized Cost	Fair Value
Agency
40-year fixed rate	3.5%	$96,259	$97,406	$99,075
30-year fixed rate	3.0%	25,245	26,163	25,206
	4.0%	251,379	269,763	266,562
	4.5%	200,920	215,689	219,438
	5.0%	44,980	50,608	50,159
	5.5%	1,890	2,220	2,095
	6.0%	2,241	2,499	2,580
20-year fixed rate	3.5%	32,607	34,537	34,063
	4.0%	124,843	131,845	132,860
Agency RMBS IOs and IIOs(1)	2.9%	N/A	24,979	27,227
Agency CMBS	2.9%	1,285,278	1,273,286	1,287,773
Agency CMBS IOs and IIOs(2)	0.9%	N/A	6,941	6,317
Subtotal Agency	3.1%	2,065,642	2,135,936	2,153,355
Non-Agency
Non-Agency RMBS	3.0%	82,966	59,516	63,659
Non-Agency CMBS	4.8%	397,837	309,741	298,183
Subtotal Non-Agency	4.5%	480,803	369,257	361,842
Other Securities(5)	7.0%	102,514	125,712	133,036
Subtotal MBS and Other Securities	4.9%	2,648,959	2,630,905	2,648,233
Whole-Loans
Residential Whole-Loans	4.5%	198,784	199,308	203,540
Residential Bridge Loans(3)	9.7%	64,597	64,912	N/A
Securitized Commercial Loan(4)	9.0%	25,000	25,000	24,875
Subtotal Whole-Loans	6.1%	288,381	289,220	228,415
Total Portfolio	3.6%	$2,937,340	$2,920,125	$2,876,648

(1)  Includes $10.6 million of amortized cost and $12.1 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2)  Includes $6.9 million of amortized cost and $6.3 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3)  Residential Bridge Loans are reflected at amortized costs.
(4)  The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a
CMBS Securitized Trust.
(5)  Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.1 million.

PORTFOLIO FINANCING AND HEDGING

Financing

At June 30, 2017, the Company financed its portfolio with $2.8 billion of borrowings under master repurchase agreements with 17 of its 27 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of June 30, 2017 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS(1)	$1,030,440	1.23%	42
Agency CMBS	1,226,008	1.25%	34
Non-Agency RMBS	48,908	2.73%	42
Non-Agency CMBS	215,841	2.84%	35
Whole-Loans(2)	226,983	3.54%	19
Other Securities	53,426	2.59%	25
Total	$2,801,606	1.60%	36
(1) Includes approximately $202.9 million of repurchase agreement borrowings related to securities sold in June 2017 that was paid off when the sale settled in
July 2017.
(2) Whole-Loans includes the repurchase agreements for Residential Whole-Loans, Residential Bridge Loans and Securitized Commercial Loans

Hedging

At June 30, 2017 the Company had $1.5 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $832 million (approximately 10.1 months forward), which have variable maturities between October 2, 2017 and April 27, 2037.

The following tables summarize the average pay rate, average receive rate and average maturity for the Company’s interest rate swaps as of June 30, 2017:

Fixed Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$105,900	0.8%	1.1%	0.3
Greater than 1 year and less than 3 years	600,000	1.6%	1.2%	2.3
Greater than 3 years and less than 5 years	500,000	2.0%	1.2%	4.8
Greater than 5 years	1,103,500	2.5%	0.3%	10.9
Total	$2,309,400	2.1%	0.8%	6.8

DIVIDEND

On June 20, 2017, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $14.68 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, August 9th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the second quarter 2017.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10110179 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through August 23 , 2017 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10110179. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Agency CMBS, Non-Agency RMBS, Non-Agency CMBS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provides the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	June 30, 2017 (Unaudited)	December 31, 2016
Assets:
Cash and cash equivalents	$41,159	$46,172
Mortgage-backed securities and other securities, at fair value ($2,609,459 and $2,261,430 pledged as collateral, at fair value, respectively)	2,648,233	2,576,517
Residential Whole-Loans, at fair value ($203,540 and $192,136 pledged as collateral, at fair value, respectively)	203,540	192,136
Residential Bridge Loans ($64,912 and $0 pledged as collateral, respectively)	64,912	—
Securitized commercial loan, at fair value	24,875	24,225
Investment related receivable ($209,065 and $0 pledged as collateral, respectively)	211,733	33,600
Accrued interest receivable	11,806	18,812
Due from counterparties	70,901	243,585
Derivative assets, at fair value	8,013	20,571
Other assets	1,093	398
Total Assets (1)	$3,286,265	$3,156,016

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,801,606	$2,155,644
Securitized debt, at fair value	10,945	10,659
Accrued interest payable	5,445	16,041
Investment related payables	—	341,458
Due to counterparties	2,185	740
Derivative liability, at fair value	2,374	182,158
Accounts payable and accrued expenses	2,808	3,255
Payable to affiliate	1,913	2,584
Dividend payable	12,995	12,995
Total Liabilities (2)	2,840,271	2,725,534

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	765,657	765,042
Retained earnings (accumulated deficit)	(320,082)	(334,979)
Total Stockholders’ Equity	445,994	430,482
Total Liabilities and Stockholders’ Equity	$3,286,265	$3,156,016

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	June 30, 2017 (Unaudited)	December 31, 2016
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($203,540 and $192,136 pledged as collateral, at fair value, respectively)	$203,540	$192,136
Residential Bridge Loans ($64,912 and $0 pledged as collateral, respectively)	64,912	—
Securitized commercial loan, at fair value	24,875	24,225
Investment related receivable	2,407	1,241
Accrued interest receivable	2,697	1,622
Total assets of consolidated VIEs	$298,431	$219,224

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,945	$10,659
Accrued interest payable	82	85
Accounts payable and accrued expenses	181	2
Total liabilities of consolidated VIEs	$11,208	$10,746

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands—except share and per share data)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Interest Income
Interest income	$30,055	$29,220	$58,485	$58,838
Interest expense	10,407	7,727	19,144	15,706
Net Interest Income	19,648	21,493	39,341	43,132
Other Income (Loss)
Realized gain (loss) on sale of investments, net	(2,488)	(352)	18,770	(6,407)
Other than temporary impairment	(6,579)	(6,356)	(12,676)	(17,153)
Unrealized gain (loss), net	35,017	21,510	29,877	32,278
Gain (loss) on derivative instruments, net	(18,555)	(14,165)	(23,252)	(59,335)
Other, net	222	234	625	(98)
Other Income (Loss)	7,617	871	13,344	(50,715)
Expenses
Management fee to affiliate	1,830	2,588	4,306	5,340
Other operating expenses	736	183	1,153	621
General and administrative expenses
Compensation expense	664	649	1,404	1,386
Professional fees	832	1,222	1,720	3,224
Other general and administrative expenses	404	419	749	847
Total general and administrative expenses	1,900	2,290	3,873	5,457
Total Expenses	4,466	5,061	9,332	11,418
Income (loss) before income taxes	22,799	17,303	43,353	(19,001)
Income tax provision	2,115	—	2,427	—
Net income (loss)	$20,684	$17,303	$40,926	$(19,001)
Net income (loss) per Common Share – Basic	$0.49	$0.41	$0.97	$(0.46)
Net income (loss) per Common Share – Diluted	$0.49	$0.41	$0.97	$(0.46)
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.62	$0.76

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three and six months ended June 30, 2017 and June 30, 2016:

	Three months ended		Six months ended
(dollars in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Income (loss) – GAAP	$20,684	$17,303	$40,926	$(19,001)
Provision for income tax	2,115	—	2,427	—
Net income (loss) before provision for income tax	22,799	17,303	43,353	(19,001)

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	(35,017)	(21,510)	(29,877)	(32,278)
Other than temporary impairment	6,579	6,356	12,676	17,153
Realized (gain) loss on sale of investments	2,488	352	(18,770)	6,407
Realized (gain) loss on foreign currency transactions	1	638	2	117
Unrealized (gain) loss on foreign currency transactions	—	(651)	—	444

Derivative Instruments:
Net realized (gain) loss on derivatives	175,512	995	174,711	(25,721)
Unrealized (gain) loss on derivatives	(160,002)	7,572	(160,853)	72,127

Non-cash stock-based compensation expense	215	346	577	918
Total adjustments	(10,224)	(5,902)	(21,534)	39,167
Core Earnings – Non-GAAP Financial Measure	$12,575	$11,401	$21,819	$20,166
Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.30	$0.27	$0.52	$0.48
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.30	$0.27	$0.52	$0.48
Basic weighted average common shares and participating securities	41,979,854	41,956,898	41,976,609	41,953,547
Diluted weighted average common shares and participating securities	41,979,854	41,956,898	41,976,609	41,953,547

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three and six months ended June 30, 2017 and June 30, 2016:

	Three months ended		Six months ended
(dollars in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Coupon interest income	$30,270	$36,171	$60,185	$74,570
Premium amortization, discount accretion and amortization of basis, net	(215)	(6,951)	(1,700)	(15,732)
Interest income	30,055	29,220	58,485	58,838
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	2,372	3,464	4,413	7,610
Amortization of basis (Non-GAAP Financial Measure)	(2,004)	(2,720)	(3,569)	(6,103)
Contractual interest income, net on Foreign currency swaps(1)	—	94	—	207
Contractual interest income, net on Total return swaps(1)	143	307	374	528
Subtotal	511	1,145	1,218	2,242
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$30,566	$30,365	$59,703	$61,080

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three and six months ended June 30, 2017 and June 30, 2016:

	Three months ended June 30, 2017		Three months ended June 30, 2016
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$10,407	1.62%	$7,727	1.30%
Net interest paid - interest rate swaps	3,556	0.55%	6,743	1.14%
Effective Borrowing Costs	$13,963	2.17%	$14,470	2.44%
Weighted average repurchase borrowings	$2,582,946		$2,387,337

	Six months ended June 30, 2017		Six months ended June 30, 2016
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$19,144	1.59%	$15,706	1.32%
Net interest paid - interest rate swaps	10,612	0.88%	15,171	1.27%
Effective Borrowing Costs	$29,756	2.47%	$30,877	2.59%
Weighted average repurchase borrowings	$2,432,323		$2,401,074